As filed with the Securities and Exchange Commission on March 19, 2010

Registration No. 333-104862

Registration No. 333-119768

Registration No. 333-142617

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

REGISTRATION STATEMENT NO. 333-104862

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

REGISTRATION STATEMENT NO. 333-119768

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

REGISTRATION STATEMENT NO. 333-142617

UNDER THE SECURITIES ACT OF 1933

Granite City Food & Brewery Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	41-1883639
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5402 Parkdale Drive, Suite 101

Minneapolis, Minnesota 55416

(952) 215-0660

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James G. Gilbertson Chief Financial Officer Granite City Food & Brewery Ltd. 5402 Parkdale Drive, Suite 101 Minneapolis, Minnesota 55416 (952) 215-0660	Copies to: Avron L. Gordon, Esq. Brett D. Anderson, Esq. Jen Randolph Reise, Esq. Briggs and Morgan, P.A. 2200 IDS Center
(Name, address, including zip code, and telephone number, including area code, of agent for service)	Minneapolis, Minnesota 55402 (612) 977-8400 (phone) (612) 977-8650 (fax)

Approximate date of commencement of proposed sale to the public:  Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

(Do not check if a smaller reporting company)

This Post-Effective Amendment to the Registration Statements on Form S-3 shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Post-Effective Amendment relates to the following Registration Statements filed on Form S-3 (collectively, the “Registration Statements”):

•                  File No. 333-104862, registering 928,860 shares of the Company’s common stock issued or issuable upon the conversion of preferred stock and warrants, on behalf of certain selling shareholders;

•                  File No. 333-119768, registering 631,864 shares of the Company’s common stock, certain of which were issuable upon the exercise of warrants, on behalf of certain selling shareholders; and

•                  File No. 333-142617, registering 436,222 shares of the Company’s common stock on behalf of certain selling shareholders.

The Registrant is filing this Post-Effective Amendment to terminate the effectiveness of the Registration Statements and to deregister, as of the effective date of this Post-Effective Amendment, all of the securities of the Registrant remaining unsold under the Registration Statements because the Registrant is no longer contractually obligated to maintain the effectiveness of such Registration Statements.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on March 19, 2010.

Granite City Food & Brewery Ltd.

By:	/s/ Steven J. Wagenheim
Steven J. Wagenheim
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven J. Wagenheim	President, Chief Executive Officer and	March 19, 2010
Steven J. Wagenheim	Director (Principal Executive Officer)

/s/ James G. Gilbertson	Chief Financial Officer (Principal	March 19, 2010
James G. Gilbertson	Financial Officer and Principal Accounting Officer)

/s/ Joel C. Longtin	Chairman of the Board	March 19, 2010
Joel C. Longtin

/s/ Donald A. Dunham, Jr.	Director	March 19, 2010
Donald A. Dunham, Jr.

/s/ Todd W. Hanson	Director	March 19, 2010
Todd W. Hanson

/s/ Eugene E. McGowan	Director	March 19, 2010
Eugene E. McGowan

/s/ Bruce H. Senske	Director	March 19, 2010
Bruce H. Senske

/s/ David A. Timpe	Director	March 19, 2010
David A. Timpe

3